EXHIBIT 4.3

                  LOEWS CINEPLEX ENTERTAINMENT CORPORATION
                         DEFERRED COMPENSATION PLAN

                                 WITNESSETH

WHEREAS, Loews Cineplex Entertainment Corporation desires to establish a deferred compensation plan to provide supplemental retirement benefits for certain executives;

WHEREAS, Loews Cineplex Entertainment  Corporation intends that the plan be
(i) a nonqualified deferred compensation plan for purposes of Section 401(a) of the Internal Revenue Code of 1986, as amended, and (ii) an unfunded plan which is maintained primarily for the purpose of providing benefits for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

NOW, THEREFORE, IT IS HEREBY RESOLVED, that effective as of January 1, 1999, Loews Cineplex Entertainment Corporation hereby adopts the Loews Cineplex Entertainment Corporation Deferred Compensation Plan.
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                  LOEWS CINEPLEX ENTERTAINMENT CORPORATION
                         DEFERRED COMPENSATION PLAN

                                 ARTICLE I
                                  PURPOSE

1.1 Purpose. The Plan was established for the purpose of providing selected employees of an Adopting Employer with the opportunity to defer the receipt of a portion of their compensation and is intended to qualify as a "top hat" plan for purposes of ERISA. The establishment of the Plan is intended to assist an Adopting Employer in the attraction and retention of key employees.

1.2   Effectiveness. The Plan is adopted effective January 1, 1999.

                                 ARTICLE II
                                DEFINITIONS

2.1 "Adopting Employer" shall mean (i) the Company, and (ii) any of its subsidiaries or affiliates that adopt the Plan with the approval or ratification of the Board.

2.2   "Annual Salary" shall mean an Executive's annual base salary.

2.3   "Board" shall mean the Board of Directors of the Company.

2.4   "Bonus" shall mean not only bonuses paid under a regular  fiscal year
      bonus  program,   but  also  awards  to   Participants   pursuant  to
      individualized contractual bonus arrangements or otherwise.

2.5 "Change of Control" shall mean the occurrence of any of the following:

      (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the Company's then outstanding common stock, par value $0.01 per share (the "Shares"), or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change of Control has occurred pursuant to this Section 2.5, Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"),
          (ii) the Company or its Subsidiaries, (iii) any Person in connection with a "Non-Control Transaction" (as herein defined) or (iv) Sony Pictures Entertainment, Inc., Universal Studios, Inc. or any of their respective affiliates.

      (b) The consummation of a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

          (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

          (ii) no Person other than (1) any Subsidiary, (2) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or any Subsidiary, or (3) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

      (c) The consummation of a complete liquidation or dissolution of the Company.

      (d) The consummation of the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or the distribution to the Company's stockholders of the stock of a Subsidiary or other assets).

      (e) The Company's entering into an agreement with any Person that, upon completion, would be a Change of Control as described in clause (a), (b), (c) or (d) of this Section 2.5.

      (f) The Board's adopting a resolution that, upon implementation, would be a Change of Control as described in clause (a), (b), (c) or (d) of this Section 2.5.

2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supercedes such provision. "Company" shall mean the Loews Cineplex Entertainment Corporation.

2.8 "Committee" shall mean the committee selected by the Board to administer the Plan in accordance with Article III of the Plan.

2.9   "Deferrals" shall mean the sum of Deferred Salary and Deferred Bonus.

2.10 "Deferral Account" shall mean an account established on the books of an Adopting Employer for a Participant that shall be credited with the amount of such Participant's Deferrals and earnings in accordance with Article VII of the Plan.

2.11 "Deferred Bonus" shall mean the amount of a Participant's Bonus that the Participant elects to defer that the Participant would otherwise be eligible to receive for the rendition of services during the fiscal year of the Company beginning in any calendar year in which the Participant is participating in the Plan in accordance with
      Article V of the Plan;.

2.12 "Deferred Salary" shall mean the amount of a Participant's Annual Salary that the Participant elects to defer which the Participant would otherwise be entitled to receive for the rendition of services during any calendar year, in accordance with Article V of the Plan.

2.13 "Disability" shall mean a total and permanent disability as defined under an Adopting Employer's long-term disability program.

2.14 "Eligible Compensation" shall mean the portion of an Executive's Annual Salary and Bonus that the Executive may elect to defer as set forth in Article V.

2.15 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.16 "Executive" shall mean an executive of an Adopting Employer whose annualized base salary determined as of the November 30 immediately preceding the calendar year in which the Deferrals will be made or any prior year is in excess of the limit on includible compensation set forth in Section 401(a)(17) of the Code for such year.

2.17 "Participant" shall mean an Executive selected as eligible to participate in the Plan and who elects to defer a portion of the Executive's Eligible Compensation under the Plan.

2.18 "Plan" shall mean the Loews Cineplex Entertainment Corporation Deferred Compensation Plan.

2.19 "Plan Administrator" shall be an employee of the Company designated by the Committee to assist the Committee in administering the Plan or to perform services required of the Committee on its behalf; provided, however, if no such employee is so designated, the Committee shall be the Plan Administrator.

2.20 "Retirement" shall mean a Participant's termination of employment at or after age 55 with the consent of the Participant's Adopting Employer.

                                ARTICLE III
                               ADMINISTRATION

3.1 Appointment of Committee. The Committee shall be appointed by, and serve at the pleasure of the Board. The number of members shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering to such member a copy of its resolution of removal.

3.2 Committee Action. The Committee shall be charged with overseeing the operation and administration of the Plan. It shall have the duty, power and discretion to administer, interpret and construe the Plan in all respects, and all determinations of the Committee made in good faith will be binding and conclusive on each Adopting Employer, its employees and all Participants and their beneficiaries, heirs, administrators, executors and assigns. The Committee shall select which Executives shall be eligible to become Participants in the Plan.

3.3 Delegation of Duties. The Committee may engage or designate such persons (who may be members of the Committee or otherwise) as it shall determine to perform on its behalf the services required of it hereunder and may, by written instrument, (i) designate one or more of them to execute all documents and other instruments necessary and proper to effectuate the purposes of the Plan and (ii) change or revoke any such designation theretofore made. An employee of the Company designated by the Committee shall be the Plan Administrator. If no such employee shall be so designated, the Committee shall be deemed to be the Plan Administrator.

3.4 Self-Interest. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or herself, or to any of his or her rights under the Plan.

3.5 Counsel, Advisors, and Recordkeepers. The Committee shall be authorized, at the expense of the Company, to retain such legal counsel, advisors and recordkeepers as it may deem advisable to assist in the performance of its duties hereunder.

3.6 Expenses. Reasonable expenses and fees in connection with the administration of the Plan shall be paid by the Company.

3.7 Indemnification. To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board, and any delegate of the Committee who is an employee of the Company against any and all expenses liabilities and claims arising out of their discharge in good faith of their responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may available under insurance purchased by an Adopting Employer or provided by an Adopting Employer under any bylaw or otherwise.

                                 ARTICLE IV
                               PARTICIPATION

4.1 Eligible Employees. Each Executive shall be eligible to participate in the Plan for any calendar year, only if the Executive has been selected by the Committee, in its sole discretion, to participate for that calendar year. The Committee may determine that any Executive who has become eligible to participate in the Plan shall no longer be eligible to participate and as such, shall no longer be entitled to defer any portions of the Executive's Eligible Compensation in the future, provided that such cessation shall not affect amounts previously deferred to the Plan.

4.2 Participation. Any Executive so selected shall become a Participant by electing to defer a portion of the Eligible Compensation that the Executive would otherwise have received for services rendered in accordance with Article V below.

4.3 Notice of Participation. The Committee shall notify an Executive that the Executive is eligible to participate in the Plan by giving a copy of the Plan or a description thereof and the election forms for a calendar year, as described in Article V below, to such Executive.

                                 ARTICLE V
                             DEFERRAL ELECTIONS

5.1 Deferred Salary. Each Executive who is eligible to become a Participant for any calendar year pursuant to Article IV may elect to defer the receipt of up to 50% of the Executive's Annual Salary which the Executive would otherwise be entitled to receive for the rendition of services during the calendar year, which limitation shall be calculated on the basis of the Executive's salary rate on the November 30 immediately preceding such year; provided, however, that in no event shall a Participant defer an amount less than $5,000.

5.2 Deferred Bonus. Each Executive who is eligible to become a Participant for any calendar year pursuant to Article IV may elect to defer the receipt of up to 100% of the Bonus that the Participant would otherwise be eligible to receive for the rendition of services during the fiscal year of the Company beginning in such calendar year; provided, however, that in no event shall a Participant defer an amount less than $5,000.

5.3 Election to Defer. Any election to defer any Eligible Compensation shall be made in writing. Such written election shall specify a dollar amount of Annual Salary to be deferred, and a percentage or dollar amount of a Bonus, or the amount of a Bonus in excess of a stated dollar amount to be deferred; provided, however, that such elections are within the limits set forth in Sections 5.1 and 5.2.

5.4 Timing of Elections. The Deferred Salary election form shall be filed with the Plan Administrator or its designee no later than the December 31 preceding the calendar year to which it relates. The Deferred Bonus election form shall be filed with the Plan Administrator no later than the May 31 falling within the fiscal year to which it relates; provided, however, that for the fiscal years beginning March 1, 1998 and March 1, 1999, the Deferred Bonus election forms shall be filed no later than December 31, 1998 and December 31, 1999, respectively. The Committee, in its sole discretion, may, for any year, alter the dates set forth in this
      Section 5.4.

                                 ARTICLE VI
                                  VESTING

6.1 Vesting of Deferrals. Each Participant shall be 100 percent vested in the Participant's Deferral Account with respect to all Deferrals and earnings thereon credited to such Deferral Account pursuant to
      Article VII.

                                ARTICLE VII
                                 ACCOUNTS

7.1 Account Crediting. An Adopting Employer shall establish on its books and maintain a Deferral Account for each Participant in the Plan employed by such Adopting Employer. Each Participant's Deferral
      Account shall, if applicable, be further divided into separate subaccounts, each of which corresponds to each amount that such Participant has elected under Section 9.1 to receive on a specific date. A Participant's Deferral Account shall be credited as follows:

      (a) The portion of Eligible Compensation that the Participant has elected to defer shall be credited to the Participant's Deferral Account as of the date such Eligible Compensation would otherwise have been paid in cash.

      (b) Each Deferral Account shall, as of each December 31 be credited with earnings as follows:

          (i) For the balance credited to the Deferral Account as of the preceding December 31, earnings shall be determined by multiplying such balance by the Rate.

          (ii) Where an amount is paid or withdrawn from a Deferral Account in a calendar year, the earnings determined under subclause (a) shall be reduced by an amount determined by multiplying each such payment or withdrawal by the Rate, multiplied by a fraction, the numerator of which shall be 365 less the number of days in the calendar year preceding the date of payment or withdrawal, and the denominator of which shall be 365.

          (iii) For Deferrals first credited to a Deferral Account in a calendar year, earnings determined under subclause (a) shall be increased by an amount determined by multiplying each such Deferral by the Rate multiplied by a fraction, the numerator of which shall be 365 less the number of days in the calendar year preceding the date on which such Deferral was first credited, and the denominator of which shall be 365.

          (iv) The "Rate" for a calendar year shall be equal to the prime interest rate of a major financial institution as determined by the Committee as reported in the Wall Street Journal on the December 1 immediately preceding such calendar year, less 100 basis points; provided, however, that in no event shall the Rate be less than 5%.

7.2 Adjustment for Withdrawal. Amounts withdrawn from a Participant's Deferral Account pursuant to any election filed under Article VIII (including the amount of forfeitures with regard to such withdrawals) or Article IX shall be charged against the Participant's Deferral Account as of the date such amounts are withdrawn or paid from the Plan (as determined after all adjustments made thereto as of such date under the foregoing provisions of this Article VII).

7.3 Lump Sums During a Calendar Year. Where the entire balance of a Participant's Deferral Account is paid other than as of January 1, the earnings on the balance of such Deferral Account will be credited on such payment date and determined in accordance with Section 7.1 as if the payment date is the last day of the calendar year.

                                ARTICLE VIII
                             EARLY WITHDRAWALS

8.1 Early Withdrawals. Notwithstanding any other provision hereof, a Participant may elect by written notice to the Committee, to withdraw all or any portion of the Participant's Deferral Account prior to the date the Participant would otherwise receive such amounts pursuant to
      Section 9. 1, less a forfeiture of 10% of the amount to be withdrawn. Payment in accordance with such election shall be made as soon as practicable after receipt of such election. No more than one withdrawal election shall be made under this Article VIII in any one 12-month period.

                                 ARTICLE IX
                            PAYMENT OF BENEFITS

9.1 Payment Date. A Participant may elect to receive all, and not less than all of the Participant's Deferred Salary for a given calendar year (and any earnings thereon) on or beginning on the January 1 of the fifth calendar year following the calendar year of deferral, or any January 1 thereafter. A Participant may elect to receive all, and not less than all, of the Participant's Deferred Bonus for a given fiscal year (and any earnings thereon) on or beginning on the January 1 of the fifth calendar year following the calendar year in which such fiscal year ends, or any January 1 thereafter. Such elections shall be made at the same time the Participant elects to make such Deferrals in accordance with Section 5.4 and amounts so elected will be credited to a subaccount of the Participant's Deferral Account designated for such calendar year. In the event a Participant does not elect to receive the Participant's Deferrals for a given calendar year on any specific January 1, such Deferrals (and any earnings thereon) shall be paid or commence to be paid to the Participant (or the Participant's beneficiary in the case of death) as soon as practicable after the Participant's termination from employment.

9.2 Payment Form. Payment of amounts credited to a Participant's Deferral Account shall be paid to the Participant in a single lump sum on the date determined pursuant to Section 9.1; provided, however, that the Participant may elect that the amount otherwise payable as a lump sum shall be paid commencing on such date in no fewer than five and no more than ten annual installments. The second and any succeeding installment shall be paid as of each succeeding January 1. Earnings on the undistributed balance of any installment payments shall continue to be credited in accordance with Article VII until all installments have been paid. The amount of each installment shall equal the balance in the Participant's Deferral Account or, if applicable, the subaccount established pursuant to Section 9.1, divided by the number of installments remaining to be paid (including the current installment). Any election pursuant to this Section 9.2 shall be made at the same time as the Participant elects Deferrals in accordance with Section 5.4.

9.3 Payment in the Event of Termination by Reason of Death, Disability or Retirement. A Participant may elect that, in the event of the Participant's death or termination by reason of Disability or Retirement, amounts otherwise payable on or beginning on a subsequent January 1 specified by the Participant pursuant to Section 9.1 shall, instead, be paid or commence to be paid as soon as practicable after such death or termination. A Participant also may elect that, in the event of the Participant's death or termination by reason of Disability or Retirement, amounts otherwise payable in installments pursuant to Section 9.2 shall, instead, be paid in a lump sum as soon as practicable after such death or termination. Any election under this Section 9.3 shall be made at the same time the Participant elects Deferrals in accordance with Section 5.4.

9.4 Payment in the Event of Termination Other than by Reason of Death, Disability or Retirement. Notwithstanding any elections made by the Participant pursuant to this Article IX, if a Participant terminates employment other than by reason of death, Disability or Retirement, the total balance credited to the Participant's Deferral Account as of the date of such termination shall be distributed in a single lump sum to the Participant (or the Participant's beneficiary in the event of the Participant's death) as soon as practicable after such termination occurs. A transfer to a subsidiary or affiliate of an Adopting Employer not participating in the Plan shall not be treated as a termination of employment until the Participant is employed by neither an Adopting Employer nor any such subsidiary or affiliate.

9.5 Committee Discretion. Notwithstanding any elections made by the Participant pursuant to Section 5.4 and this Article IX, and notwithstanding any other provisions of the Plan to the contrary, the Committee may, at the Committee's sole discretion, determine that the total amount credited to the Participant's Deferral Account shall be paid in a single lump sum as soon as practicable after such determination.

9.6 Designation of Beneficiary. If a Participant dies survived by a spouse to whom the Participant was married at the Participant's death, the Participant's beneficiary shall be that spouse; provided, however, that each Participant may designate one or more persons (who may be named jointly or successively) to be the Participant's beneficiary(ies), including a trust or an estate to whom survivor's benefits are to be paid on such Participant's death. In the event that a Participant has designated more than one person (jointly) without specifying the percentage interest for each person, then each such person shall have the same percentage interest. Each such designation shall be made on a form provided by the Plan Administrator, and shall revoke all prior designations. If a designation is revoked in whole or in part, or if no designated beneficiary survives the Participant, the applicable benefit shall be payable to the Participant's surviving spouse or if there is no surviving spouse, to the Participant's estate. If a beneficiary survives the Participant and dies before receiving all payments otherwise payable to the beneficiary, such payment or payments shall be paid to the estate of the beneficiary in a single lump sum as soon as practicable following the death of such beneficiary.

                                 ARTICLE X
                             CHANGE OF CONTROL

10.1 Establishment of Trust. The Company shall establish an irrevocable, grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, as amended of which the Company shall be the grantor. The principal of the trust contributed by any Adopting Employer and any earnings thereon shall at all times be subject to the claims of such Adopting Employer's general creditors, but shall otherwise be held separate and apart from other funds of the Adopting Employer and shall be used exclusively for the uses of Participants. The Plan shall not be deemed funded within the meaning of ERISA solely by virtue of the trust. Participants shall have no preferred claim on or any beneficial ownership interest in any assets in such trust. The trust established pursuant to this Section 10.1 shall be in a form substantially identical to that of Attachment A to this document.

10.2 Contributions to Trust. As soon as possible following a Change of Control, but in no event more than 30 days following a Change of
      Control, each Adopting Employer shall make an irrevocable contribution to the trust on behalf of each Participant who is an employee of such Adopting Employer to be credited to an account under the trust for such Participant in an amount that is equal to the balance of such Participant's Deferral Account determined as of the date of the Change of Control. The amount of each Participant's Deferrals and any earnings credited to the Participant's Deferral Account after the date of the Change of Control shall be irrevocably contributed to the Participant's account under the trust by the Participant's Adopting Employer within 30 days after such amounts are so credited; provided, however, that the amount otherwise to be contributed by the Adopting Employer may be reduced to the extent of any trust earnings credited to the Participant's account under the trust and not previously taken into account under this Article X.

10.3 Payments from Trust. Following a Change of Control and the irrevocable trust contributions made pursuant to Section 10.2, any amount payable to or on behalf of a Participant under Article VIII and Article IX shall be paid from the account for the Participant under the trust.

10.4 Reversion from Trust. In any case in which amounts are contributed to the trust by reason of the Company's entering into an agreement as described in clause (e) of Section 2.5 or the Board's adopting a resolution as described in clause (f) of such Section, and such agreement or resolution is nullified or abrogated without the occurrence of a Change of Control as described in clause (a), (b),
      (c) or (d) of such Section, any contribution made by an Adopting Employer pursuant to Section 10.2, together with any trust earnings attributable to such contribution shall, to the extent not paid to or on behalf of a Participant pursuant to Section 10.3, be paid to such Adopting Employer within one hundred eighty (180) days after such nullification or abrogation; provided, however, that no amount shall be so paid to an Adopting Employer if, within such one hundred eighty
      (180) days, there is a Change of Control, including an agreement or resolution described in clause (e) or (f) of Section 2.5.

                                 ARTICLE XI
                               MISCELLANEOUS

11.1 Employment. Nothing contained herein requires any Adopting Employer to continue any Participant in its employ or requires any Participant to continue in the employ of any Adopting Employer.

11.2 General Creditor Status. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of any Adopting Employer by reason of any amount credited to such Participant hereunder. Except as set forth in Article X, amounts payable under the Plan to Participants employed by an Adopting Employer will be satisfied solely out of the general assets of such Adopting Employer, and any and all of the Adopting Employer's assets shall be and remain, the general, unpledged, unrestricted assets of such Adopting Employer. An Adopting Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Adopting Employer to pay money in the future and the rights of the Participants and beneficiaries shall be no greater than those of unsecured general creditors. Except as set forth in Article X, an Adopting Employer shall not segregate any funds or assets, or issue any notes or security for payments of benefits hereunder. Any reserve or other asset that an Adopting Employer may establish or acquire to assure itself of the funds to provide benefits under the Plan shall not serve in any way as security to any Participant or beneficiary.

      Benefits payable to each Participant and beneficiary under the Plan shall be the obligation of the Adopting Employer who shall have employed the Participant for services to which the Eligible Compensation deferred under this Plan is attributable.

11.3 Alienability. Except as required by applicable law, a Participant's right to receive any payment under the Plan is not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance nor to attachment, garnishment, levy, execution or other legal or equitable process by creditors of the Participant or the Participant's beneficiary.

11.4 Limitation on Offset. All obligations of an Adopting Employer under this Plan shall be absolute and unconditional and (without limiting the generality of the foregoing) shall not be affected in any manner by the existence of, and shall in no event be offset or reduced by, any obligations, whether fixed or contingent, that the Participant or the Participant's beneficiary may owe to such Adopting Employer, to any of its subsidiaries or affiliates, except for amounts that the Participant has expressly agreed in writing may be subject to offset.

11.5 Withholding. All payments under the Plan are subject to (i) such withholding and to such other deductions as may be required under any income tax or other law, whether of the United States or any other jurisdiction and (ii) in the case of payments to the beneficiary of a Participant, to the delivery to the Committee of such tax waivers, letters testamentary, and other documents as the Committee may reasonably request.

11.6 Construction. The headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the Plan's provisions. If a provision of the Plan is not valid or enforceable, that fact shall in no way affect the validity or enforceability of any other provision. Use of one gender includes the other.

11.7 Waivers. The waiver of a breach of any provision in the Plan shall not operate as and may not be construed as waiver of any later breach.

11.8 Successors. The provisions of the Plan are binding on each Adopting Employer, and any successors or assigns, and on the Participants, their Beneficiaries, heirs, and personal representatives.

11.9 Governing Law. The Plan shall be construed in accordance with and governed by the rules of Federal law applicable to unfunded deferred compensation plans provided to a select groups of management or highly compensated employees, within the meaning of the applicable provisions of ERISA; provided, however, if any matter is deemed, by a court of competent jurisdiction, not to be preempted by such applicable federal law, then such matter shall be construed in accordance with and governed by the law of the state of New York.

11.10 Amendment or Termination. This Plan may be amended or terminated at any time by the Company, acting through the Board; provided, however, that (i) no such amendment or termination shall reduce or subject to forfeiture any amount previously credited to any Participant under the Plan, and (ii) following or in connection with a Change of Control or following the request of a potential acquirer of the Company, no amendment to Article X or to Section 7.1(b) shall be effective with regard to any Participant or a Participant's Deferral Account except upon the written consent of such Participant. In addition, without amendment to the Plan, the Board may provide for the payment of deferred compensation under the Plan that it is in addition to the Eligible Compensation electively deferred under the Plan.

11.11 Notice Provision. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements and payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

                                ARTICLE XII
                                 SIGNATURE

To record the adoption of this Plan by the Company and its subsidiaries or affiliates participating therein, the Company has caused this Plan to be executed by its duly authorized corporate officers, and its corporate seal to be hereunto affixed, effective as of the first day of January 1, 1999.

                               Loews Cineplex Entertainment Corporation



                               By:
                                  -------------------------------------
                                   Authorized Officer

[Seal]



Attest:



-----------------------------
Secretary